Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY  11788-5138
Direct Dial:  631-360-9304
Direct Fax:   631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date:  July 28, 2009

Contact:	Ms. Judith Barber
Corporate Secretary

BANK OF SMITHTOWN OPENS
WEST HEMPSTEAD BRANCH

Bank’s 22nd Branch

6 More New Branches
Planned in 2009

Smithtown, NY, July 28, 2009 - Bank of Smithtown (a subsidiary of Smithtown Bancorp, NASDAQ, SMTB) has opened its newest branch in West Hempstead, New York.  It is the Bank’s 22nd branch, and the third branch the Bank has opened this year.

John Romano, Executive Vice President in charge of all of the Bank’s branches commented:  “This will be our fourth office in Nassau County, and our first toward the County’s South Shore.  The branch is located at 410 Hempstead Turnpike, at the entrance of a very busy Stop & Shop shopping center.  This is a very desirable location with a significant number of small businesses located on Hempstead Turnpike and attractive residences in the surrounding areas.”

The three other Nassau County branches are located in Port Washington, Garden City and Greenvale, and have been very successful collecting in excess of $271 million in deposits.  In addition to the three branches mentioned, the Bank will open a branch on Nassau County’s North Shore in Great Neck next week.  The remaining branch openings are all located in Suffolk County.  The East Northport office will open by the end of August, and East Setauket, St. James, Deer Park and Babylon by year-end.

With more than $2.3 billion in assets, Bank of Smithtown is the largest independent commercial bank headquartered on Long Island.  Founded in 1910, Bank of Smithtown is nearing its 100th anniversary as a community bank. The stock of its parent holding company, Smithtown Bancorp, is traded on the NASDAQ Global Select Market under the symbol “SMTB”.  The Company has often been rated as one of the best banks in the United States by various magazines and rating services, including most recently being ranked #9 among community banks throughout the nation by U.S. Banker magazine in June.

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Forward-Looking Statements

Certain statements contained in this release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such.  In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:  local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact, changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of our borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of our loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or our success at managing the risk involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made.  We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.